EX-28.h.5.d

EXHIBIT A

TO THE EXPENSE LIMITATION AGREEMENT BETWEEN

NATIONWIDE MUTUAL FUNDS AND

NATIONWIDE FUND ADVISORS

Effective May 1, 2007;

Amended January 1, 2012*†

Name of Fund/Class	Expense Limitation for Fund/Class
Nationwide Money Market Fund
Prime	0.59%
Service‡	0.59%
Institutional	0.59%

Nationwide Short Duration Bond Fund
Class A	0.55%
Class C	0.55%
Service Class	0.55%
Institutional Class	0.55%

Nationwide Enhanced Income Fund
Class A	0.45%
Class R2	0.45%
Institutional Class	0.45%
Institutional Service Class	0.45%

Nationwide U.S. Small Cap Value Fund
Class A	1.09%
Class C	1.09%
Institutional Class	1.09%
Institutional Service Class	1.09%

Nationwide International Value Fund
Class A	1.00%
Class C	1.00%
Institutional Class	1.00%
Institutional Service Class	1.00%

Each of the Asset Allocation Funds (Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Investor Destinations Conservative Fund)

Class A	0.25%
Class B	0.25%
Class C	0.25%
Class R2	0.25%
Service Class	0.25%
Institutional Class Shares	0.25%

Nationwide S&P 500 Index Fund
Class A	0.23%
Class B	0.23%
Class C	0.23%
Class R2	0.23%
Service Class	0.23%
Institutional Service Class	0.23%
Institutional Class	0.23%

Nationwide Small Cap Index Fund
Class A	0.30%
Class B	0.30%
Class C	0.30%
Class R2	0.30%
Institutional Class	0.30%

Nationwide Mid Cap Market Index Fund
Class A	0.32%
Class B	0.32%
Class C	0.32%
Class R2	0.32%
Institutional Class	0.32%

Nationwide International Index Fund
Class A	0.37%
Class B	0.37%
Class C	0.37%
Class R2	0.37%
Institutional Class	0.37%

Nationwide Bond Index Fund
Class A	0.32%
Class B	0.32%
Class C	0.32%
Class R2	0.32%
Institutional Class	0.32%

Nationwide Bond Fund
Class A	0.75%

Class B	0.75%
Class C	0.75%
Class D	0.75%
Class R2	0.75%
Institutional Class	0.75%

Nationwide Growth Fund††
Class A	0.65%
Class B	0.65%
Class C	0.65%
Class D	0.65%
Class R2	0.65%
Institutional Service Class	0.65%

Nationwide Alternatives Allocation Fund
Class A	0.40%
Class C	0.40%
Institutional Service Class	0.40%
Institutional Class	0.40%

Nationwide Small Company Growth Fund†††
Class A	0.95%
Institutional Service Class	0.95%

*	As approved at the September 9, 2011 Board meeting.
†	Effective through February 29, 2012.
††	Such expense limitation with respect to the Nationwide Growth Fund, which shall be effective through February 28, 2013, supersedes and replaces a Fee Waiver Agreement, dated July 1, 2011, by and between the Investment Adviser and the Trust in respect of the Nationwide Growth Fund.
†††	Effective through February 28, 2013.
‡	With respect to the Service Class of the Nationwide Money Market Fund, effective until at least February 29, 2012, the Fund Operating Expenses shall be limited to 0.75% and shall include the Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE MUTUAL FUNDS

By:
Name:	Allan J. Oster
Title:	Assistant Secretary

NATIONWIDE FUND ADVISORS

By:
Name:	Lee T. Cummings
Title:	Senior Vice President

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